EX-99.2

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Fiscal Quarter Ended				Fiscal Year Ended
	March 31, 2012	June 30, 2012	September 29, 2012	December 29, 2012	December 29, 2012
Revenue
Product revenue	$91,742	$107,760	$121,174	$97,874	$418,550
Contract revenue	6,065	3,685	5,124	2,820	17,694
Total	97,807	111,445	126,298	100,694	436,244
Cost of Revenue
Product revenue	56,297	57,124	65,957	54,969	234,347
Contract revenue	3,936	2,128	2,565	1,653	10,282
Total	60,233	59,252	68,522	56,622	244,629
Gross Margin	37,574	52,193	57,776	44,072	191,615
Operating Expense
Research and development	13,522	13,559	12,340	14,912	54,333
Selling and marketing	12,333	17,976	11,376	24,727	66,412
General and administrative	11,042	10,022	11,326	13,308	45,698
Total	36,897	41,557	35,042	52,947	166,443
Operating income (loss)	677	10,636	22,734	(8,875)	25,172
Other income (expense), net	220	60	197	(42)	435
Income (loss) before income taxes	897	10,696	22,931	(8,917)	25,607
Income tax expense (benefit)	244	3,321	7,724	(2,979)	8,310
Net income (loss)	$653	$7,375	$15,207	$(5,938)	$17,297

Net income (loss) per common share:
Basic	$0.02	$0.27	$0.55	$(0.21)	$0.63
Diluted	$0.02	$0.26	$0.54	$(0.21)	$0.61

Shares used in per common share calculations:
Basic	27,352	27,522	27,650	27,802	27,577
Diluted	28,283	28,182	28,321	27,802	28,301

Stock-based compensation included in above figures:
Cost of product revenue	$214	$216	$289	$174	$893
Cost of contract revenue	—	—	—	—	—
Research & development	454	448	365	633	1,900
Selling & marketing	237	179	158	234	808
General & administrative	1,608	2,059	1,796	1,919	7,382
Total	$2,513	$2,902	$2,608	$2,960	$10,983

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Fiscal Year Ended
	December 29, 2012	December 31, 2011	January 1, 2011	January 2, 2010
Revenue
Product revenue	$418,550	$426,525	$360,394	$262,199
Contract revenue	17,694	38,975	40,558	36,418
Total	436,244	465,500	400,952	298,617
Cost of Revenue
Product revenue	234,347	241,503	218,749	175,956
Contract revenue	10,282	21,987	23,396	22,902
Total	244,629	263,490	242,145	198,858
Gross Margin	191,615	202,010	158,807	99,759
Operating Expense
Research and development	54,333	54,457	45,941	31,186
Selling and marketing	66,412	50,477	42,778	33,026
General and administrative	45,698	43,753	36,618	30,110
Total	166,443	148,687	125,337	94,322
Operating income	25,172	53,323	33,470	5,437
Other income (expense), net	435	218	504	(81)
Income before income taxes	25,607	53,541	33,974	5,356
Income tax expense	8,310	13,350	8,460	2,026
Net income	$17,297	$40,191	$25,514	$3,330

Net income per common share:
Basic	$0.63	$1.50	$1.00	$0.13
Diluted	$0.61	$1.44	$0.96	$0.13

Shares used in per common share calculations:
Basic	27,577	26,712	25,394	24,998
Diluted	28,301	27,924	26,468	25,640

Stock-based compensation included in above figures:
Cost of product revenue	$893	$1,093	$898	$1,094
Cost of contract revenue	—	—	—	—
Research & development	1,900	1,325	1,584	959
Selling & marketing	808	724	1,161	1,410
General & administrative	7,382	5,642	4,522	4,099
Total	$10,983	$8,784	$8,165	$7,562

iRobot Corporation
Segment Information
(in thousands)
(unaudited)

	Fiscal Quarter Ended				Fiscal Year Ended
	March 31, 2012	June 30, 2012	September 29, 2012	December 29, 2012	December 29, 2012
Revenue:
Home Robots	$81,583	$96,013	$96,291	$82,918	$356,805
Defense & Security Robots	14,162	13,223	27,832	15,731	70,948
Other	2,062	2,209	2,175	2,045	8,491
Total	97,807	111,445	126,298	100,694	436,244

Cost of Revenue:
Home Robots	43,208	45,085	45,983	40,480	174,756
Defense & Security Robots	8,799	6,803	14,471	8,315	38,388
Other	8,226	7,364	8,068	7,827	31,485
Total	60,233	59,252	68,522	56,622	244,629

Gross Margin
Home Robots	38,375	50,928	50,308	42,438	182,049
Defense & Security Robots	5,363	6,420	13,361	7,416	32,560
Other	(6,164)	(5,155)	(5,893)	(5,782)	(22,994)
Total	37,574	52,193	57,776	44,072	191,615

Research and development	13,522	13,559	12,340	14,912	54,333
Selling and marketing	12,333	17,976	11,376	24,727	66,412
General and administrative	11,042	10,022	11,326	13,308	45,698
Other income (expense), net	220	60	197	(42)	435

Income (loss) before income taxes	$897	$10,696	$22,931	$(8,917)	$25,607

iRobot Corporation
Segment Information
(in thousands)
(unaudited)

	Fiscal Year Ended
	December 29, 2012	December 31, 2011	January 1, 2011	January 2, 2010
Revenue:
Home Robots	$356,805	$278,551	$229,348	$165,860
Defense & Security Robots	70,948	175,119	159,889	122,746
Other	8,491	11,830	11,715	10,011
Total	436,244	465,500	400,952	298,617

Cost of Revenue:
Home Robots	174,756	151,299	135,875	111,513
Defense & Security Robots	38,388	76,620	72,746	57,485
Other	31,485	35,571	33,524	29,860
Total	244,629	263,490	242,145	198,858

Gross Margin
Home Robots	182,049	127,252	93,473	54,347
Defense & Security Robots	32,560	98,499	87,143	65,261
Other	(22,994)	(23,741)	(21,809)	(19,849)
Total	191,615	202,010	158,807	99,759

Research and development	54,333	54,457	45,941	31,186
Selling and marketing	66,412	50,477	42,778	33,026
General and administrative	45,698	43,753	36,618	30,110
Other income (expense), net	435	218	504	(81)

Income before income taxes	$25,607	$53,541	$33,974	$5,356